Audit • Tax • Advisory

Grant Thornton LLP

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Exhibit 16.1

June 10, 2021 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: DZS Inc.

File No. 000-32743

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of DZS Inc. dated June 7, 2021, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd